UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported: May 4, 2006)
AMERUS GROUP CO.
(Exact Name of Registrant as Specified in its Charter)

IOWA	001-15166	42-1458424

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA	50309-3948

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (515) 362-3600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 8.01. Other Events.
Item 9.01 (c). Financial Statements and Exhibits.
SIGNATURE
EXHIBITS
Amended and Restated 2003 Stock Incentive Plan
Accelerated Share Repurchase Agreement
Press Release

Item 1.01. Entry into a Material Definitive Agreement.
Amendment to Stock Incentive Plan
At an annual meeting of the shareholders of AmerUs Group Co. (“Company”) held on May 4, 2006, the Company’s shareholders approved an amendment to the Company’s 2003 Stock Incentive Plan (“Plan”). The purpose of the Plan is to attract and retain individuals who contribute to the Company’s success, and to enable such individuals to participate in the long-term success and growth of the Company through an equity interest in the Company. Stock options, restricted stock awards, restricted stock units, cash incentive units and stock appreciation rights may be granted under the Plan. The more significant revisions to the Plan include the addition of 1,500,000 new shares available for future awards, an increase in the number of restricted stock awards that can be made from the total number of shares over the life of the plan to 800,000, delegation of the authority to the chief executive officer to make awards to non-executives officers within certain limitations set by the human resources and compensation committee of the Board of Directors of the Company and modifications to ensure the Plan complies with applicable regulations, such as Section 409A of the Internal Revenue Code. This summary of the Plan is qualified in its entirety by the Plan, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and which is incorporated into this Item 1 by reference.
Accelerated Share Repurchase Agreement
On May 4, 2006, the Company and Citibank, N.A. (“Citibank”) entered into an agreement (“Purchase Agreement”) pursuant to which the Company agreed to purchase and Citibank agreed to sell 599,398 shares of common stock of the Company for a purchase price of $68.402 per share (“Purchase Price”). The Purchase Price is subject to adjustment based on the volume weighted average price of the Company’s common stock less $0.238 (“Sub-VWAP Price”) over a period of time following execution of the agreement (“Pricing Period”). To the extent the Purchase Price is higher than the Sub-VWAP Price, the Company will receive additional shares following the end of the Pricing Period. If the Sub-VWAP Price is equal to or greater than the Purchase Price, the Company will not receive any additional shares or be required to pay any additional consideration to Citibank. This summary of the Purchase Agreement is qualified in its entirety by the Purchase Agreement, which is filed as Exhibit 99.2 to this Current Report on Form 8-K and which is incorporated into this Item 1 by reference.
The Purchase Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such agreements and they are not factual information to investors about the Company. Investors are advised to review the Company’s periodic filings with the Securities and Exchange Commission.

Item 8.01. Other Events.
Dividend on Preferred Stock Declared
The Company’s Board of Directors approved a quarterly dividend of $0.453125 per share for its 7.25% Series A non cumulative perpetual preferred stock (NYSE: AMH Pr) payable on June 15, 2006 to preferred shareholders of record on May 17, 2006 (“Dividend”). The press release announcing the Dividend is attached hereto as Exhibit 99.3.
Item 9.01 (c). Financial Statements and Exhibits.
99.1	Amended and Restated 2003 Stock Incentive Plan

99.2	Accelerated Share Repurchase Agreement between AmerUs Group Co. and Citibank, N.A. dated May 4, 2006

99.3	Press Release Dated May 4, 2006

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.
By:	/s/ Melinda S. Urion
Melinda S. Urion
Executive Vice President, Chief Financial Officer & Treasurer

Dated: May 5, 2006

EXHIBITS

Exhibit No.	Description
99.1	Amended and Restated 2003 Stock Incentive Plan
99.2	Accelerated Share Repurchase Agreement between AmerUs Group Co. and Citibank, N.A. dated May 4, 2006
99.3	Press Release Dated May 4, 2006